UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

Sensei Biotherapeutics, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39980	83-1863385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125 Rockville, MD	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 243-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC
Series A Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2023, Sensei Biotherapeutics, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Apeiron Investment Group Ltd., Presight Sensei Co-Invest Fund, L.P., Presight Sensei Co-Invest Management, L.L.C., Christian Angermayer, Apeiron SICAV Ltd. - Presight Capital Fund ONE, and Altarius Asset Management Ltd. (collectively, the “Apeiron Parties”).

Pursuant to the Purchase Agreement, the Company has agreed to purchase 4,454,248 shares of the Company’s common stock (the “Purchased Shares”) from certain of the Apeiron Parties (the “Sellers”) for a purchase price of $1.58 per share. The Purchased Shares constitute the Apeiron Parties’ entire beneficial ownership of the Company’s common stock.

Apeiron Investment Group Ltd. has also agreed to withdraw its notice of intent to nominate director candidates for election to the Company’s Board of Directors (the “Board”) at the 2023 annual meeting of stockholders, effective upon the closing of the purchase of the Purchased Shares (the “Closing”).

This share repurchase does not alter the Company’s previously disclosed realigned cost structure or its estimated cash runway into the second half of 2025. By avoiding a proxy contest, the Company has kept its focus on its multiple anticipated near-term clinical and preclinical milestones as it makes progress towards the development of next-generation cancer therapeutics, including its lead candidate, SNS-101, for which the Company is planning to initiate a Phase 1/2 clinical study in mid-2023.

The Closing is subject to the fulfillment or waiver of certain conditions set forth in the Purchase Agreement, including (i) no injunction or other order, judgment, law, regulation, decree or ruling or other legal restraint or prohibition having been issued, enacted or promulgated by a court or other governmental or regulatory authority of competent jurisdiction that would have the effect of prohibiting or preventing the consummation of the transactions contemplated in the Purchase Agreement; (ii) the representations and warranties of the Company or the Sellers, as applicable, set forth in the Purchase Agreement being true and correct as of the date of the Purchase Agreement and as of the date of Closing; and (iii) the Company or the Sellers, as applicable, having timely performed in all material respects all of its or their obligations under the Purchase Agreement required to be performed by it or them prior to or at the Closing.

The Purchase Agreement further provides, among other things, that:

•

Each Apeiron Party will vote, and will cause all of its controlling or controlled affiliates and associates to vote, all of its or their shares of the Company’s common stock at all annual and special meetings of stockholders, as well as in any consent solicitations of the Company’s stockholders, in each case to the extent still beneficially owned by such persons as of the applicable record date, in accordance with the Board’s recommendations, subject to certain exceptions relating to the recommendations of Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC and proposals in respect of any extraordinary transaction.

•

The Apeiron Parties are subject to customary standstill restrictions including, among other things, with respect to nominating persons for election to the Board, submitting any stockholder proposal for consideration at any stockholder meeting, soliciting any proxies, conducting any “withhold” or similar campaign and acquiring any additional shares of the Company’s voting securities or any of the Company’s indebtedness.

•

Each party agrees not to make public statements that constitute an ad hominem attack on, or disparage, defame, slander or are reasonably likely to damage the reputation of the other party, subject to certain exceptions.

•	Each party agrees not to threaten, institute, solicit, join, or knowingly encourage or assist a lawsuit against the other party, subject to certain exceptions.

•

The Purchase Agreement will remain in effect until the date that is the earlier of (i) four years from the date of the Purchase Agreement and (ii) 30 days prior to the nomination deadline for the nomination of director candidates for election to the Company’s Board at the Company’s 2027 annual meeting of stockholders. In addition, certain obligations of each party will terminate upon an uncured material breach of certain provisions of the Purchase Agreement by the other party.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K (“Report”) that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “believe”, “designed to,” “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include expectations regarding the development and potential therapeutic benefits of the Company’s product candidates, the expected safety profile of the Company’s product candidates, the timing of the Company’s planned Phase 1/2 clinical trial of SNS-101, and its belief that its existing cash and cash equivalents will be sufficient to fund its operations at least into the second half of 2025. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the development of therapeutic product candidates, such as the risk that any one or more of the Company’s product candidates will not be successfully developed or commercialized; the risk of delay or cessation of any planned clinical trials of the Company’s product candidates; the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical trials, will not be replicated or will not continue in ongoing or future studies or clinical trials involving the Company’s product candidates; the risk that the Company’s product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that the Company anticipates; risks associated with the Company’s dependence on third-party suppliers and manufacturers, including sole source suppliers, over which the Company may not always have full control; risks regarding the accuracy of the Company’s estimates of expenses, capital requirements and needs for additional financing; and other risks and uncertainties that are described in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on May 9, 2023 and the Company’s other Periodic Reports filed with the SEC. Any forward-looking statements speak only as of the date of this Report and are based on information available to the Company as of the date of this Report, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders for the Company’s 2023 annual meeting of stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the Company’s definitive proxy statement, an accompanying proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC when they become available at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the Company’s Investor Relations website at http://investors.senseibio.com or by contacting the Company’s Investor Relations Department at ir@senseibio.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2023 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on April 28, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023, as amended, and in the Company’s Current Reports on 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the proxy statement for the Company’s 2023 annual meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated May 23, 2023, by and among Sensei Biotherapeutics, Inc., on the one hand, and Apeiron Investment Group Ltd., Presight Sensei Co-Invest Fund, L.P., Presight Sensei Co-Invest Management, L.L.C., Christian Angermayer, Apeiron SICAV Ltd. - Presight Capital Fund ONE, and Altarius Asset Management Ltd., on the other hand.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSEI BIOTHERAPEUTICS, INC.
(Registrant)

Date: May 23, 2023	/s/ Christopher W. Gerry
Christopher W. Gerry
General Counsel and Secretary

Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 23, 2023 by and among Sensei Biotherapeutics, Inc., a Delaware corporation (the “Company”), on the one hand, and Apeiron Investment Group Ltd., a Malta private limited company, Presight Sensei Co-Invest Fund, L.P., a Delaware limited partnership, Presight Sensei Co-Invest Management, L.L.C., a Delaware limited liability company, Christian Angermayer, an individual, Apeiron SICAV Ltd. - Presight Capital Fund ONE, a Malta private limited company, and Altarius Asset Management Ltd., a Malta private limited company (each, an “Apeiron Party” and collectively, the “Apeiron Parties”), on the other hand. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Section 5.3 below.

WHEREAS, the Company and the Apeiron Parties have determined to come to an agreement with respect to certain matters, as provided for in this Agreement;

WHEREAS, the Apeiron Parties are the record or beneficial owners of 4,454,248 shares of the issued and outstanding common stock of the Company, par value $0.0001 per share (“Common Stock”); and

WHEREAS, the Apeiron Parties desire to sell, and the Company desires to purchase, free and clear of any and all Liens (as defined below), 4,454,248 shares of Common Stock from the Apeiron Parties.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants, agreements and representations and warranties contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE; CLOSING

Section 1.1    Purchase and Sale. On the date of the Closing (as defined below) (the “Closing Date”), upon the terms and subject to the conditions of this Agreement, each Apeiron Party set forth on Schedule I hereto (the “Sellers”) agrees to sell, convey, assign, transfer and deliver to the Company, and the Company agrees to purchase from each such Seller, the number of shares of Common Stock (the “Purchased Shares”) set forth opposite from such Seller’s name on Schedule I hereto, free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”).

Section 1.2    Purchase Price. Upon the terms and subject to the conditions of this Agreement, in consideration of the sale, conveyance, assignment, transfer and delivery to the Company of the Purchased Shares, the Company shall, on the Closing Date, pay to each Seller a cash purchase price of $1.58, without interest (the “Per Share Purchase Price”), for each share of Common Stock purchased by the Company from such Seller under this Agreement.

Section 1.3    Closing Matters.

(a)    Closing.

(i)    The closing of the purchase and sale of the Purchased Shares (the “Closing”) shall take place immediately following the satisfaction or waiver of the conditions set forth in Section 1.3(a)(ii) or at such other time as the parties may agree in writing.

(ii)    The Closing and the Company’s and the Sellers’ respective obligations under Section 1.1 and Section 1.2, as applicable, shall be conditioned on the satisfaction or written waiver of the following conditions: (A) no injunction or other order, judgment, law, regulation, decree or ruling or other legal restraint or prohibition shall have been issued, enacted or promulgated by a court or other governmental or regulatory authority of competent jurisdiction that would have the effect of prohibiting or preventing the consummation of the transactions contemplated hereunder; (B) the representations and warranties of the Company or the Sellers, as applicable, set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date; and (C) the Company or the Sellers, as applicable, shall have timely performed in all material respects all of its or their obligations under this Agreement required to be performed by it or them prior to or at the Closing (including the deliveries required by Section 1.3(b)).

(b)    Closing Deliveries.

(i)    On the Closing Date, in accordance with Section 1.2, the Company shall deliver or cause to be delivered to each Seller an amount equal to the Per Share Purchase Price multiplied by the number of such Seller’s Purchased Shares by wire transfer of immediately available funds to such accounts as such Seller has specified in writing at least two Business Days prior to the Closing Date.

(ii)    On the Closing Date, each Seller shall deliver or cause to be delivered to the Company (A) the certificates, if any, representing such Seller’s Purchased Shares, duly and validly endorsed or accompanied by stock powers duly and validly executed, or in lieu of any such certificates, such Seller may arrange for an appropriate electronic transfer (including through Deposit and Withdrawal at Custodian (“DWAC”)) of its Purchased Shares to one or more accounts designated by the Company, in each case sufficient to convey to the Company good, valid and marketable title in and to such Seller’s Purchased Shares, free and clear of any and all Liens; (B) for Purchased Shares held in record form, completed transfer of ownership forms as required by the Company’s transfer agent; (C) a duly completed and executed original copy of an Internal Revenue Service (“IRS”) Form W-9 or Form W-8BEN-E (or other applicable Form W-8s), as applicable, for such Seller and upon which the Company may rely to avoid any applicable withholding of tax from payments made hereunder; and (D) a certificate, dated of the Closing Date and signed by an authorized person of such Seller, certifying to the effect that the conditions set forth in Section 1.3(a)(ii) applicable to such Seller have been satisfied.

(iii)    The Company and each Seller further agrees to execute and deliver, or direct its Representatives to execute and deliver, to the other party or any Third Party such other instruments as shall be reasonably requested by the other party to consummate the transactions contemplated hereby.

Section 1.4    Withholding. The Company, the Apeiron Parties, and any of their respective Affiliates and agents, shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement any amounts that it may be required to deduct and withhold under any provision of applicable federal, state, local or foreign law; provided that, promptly upon becoming aware of any applicable withholding taxes (other than amounts treated as compensation (if any) or amounts required to be withheld as a result of any Seller’s failure to deliver the certification described in Section 1.3(b)(ii)), and before deducting and withholding any amount payable to any Seller, the Company shall notify such Seller of such withholding obligation, in writing and in reasonable detail, and shall cooperate with such Seller to reduce or eliminate any withholding that otherwise would be required. If any amount is so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person with respect to which such deduction or withholding was imposed. Notwithstanding the foregoing, for the avoidance of doubt, the Company shall not be entitled for witholding tax purposes to deduct or withhold any amount payable to any Seller that has delivered or caused to be delivered to the Company an IRS Form W-9 or Form W-8BEN-E (or other applicable Form W-8s) reasonably satisfactory to the Company pursuant to Section 1.3(b)(ii).

Section 1.5    Tax Treatment. Each of the Apeiron Parties and the Company agree to treat, for U.S. federal and applicable state and local income tax purposes, the Company’s purchase, on the terms and subject to the conditions set forth herein, from each Seller the Purchased Shares set forth opposite from such Seller’s name on Schedule I hereto as a payment in exchange for stock described in Section 302(a) and Section 302(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) and shall file all tax returns (including information returns) that are required to be filed in a manner consistent with such treatment and shall not take any contrary position unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

ARTICLE II

COVENANTS

Section 2.1    Withdrawal of Proxy Contest. Effective upon the Closing, Apeiron Investment Group Ltd. hereby withdraws its notice of intent to nominate three persons for election to the board of directors of the Company (the “Board”), dated as of March 9, 2023.

Section 2.2    Voting Commitment. During the Restrictive Period, each Apeiron Party shall cause all shares of Common Stock beneficially owned, directly or indirectly, by it or by any of its controlling or controlled Affiliates or Associates, or any other securities of the Company for which such Apeiron Party or any of its controlling or controlled Affiliates or Associates has the right to vote, directly or indirectly, (a) to be present in person or by proxy for quorum purposes and to be voted at any Stockholder Meeting that is a meeting of stockholders and (b) to consent or deliver consent revocations in connection with any Stockholder Meeting that is an action by consent in lieu of a meeting, in each case (and only to the extent that such Apeiron Party or any of its controlling or controlled Affiliates or Associates beneficially owns, directly or indirectly, or has a right to vote, directly or indirectly, such shares as of the applicable record date), in accordance with the recommendations of the Board as such recommendations are set forth in the applicable definitive proxy statement, consent solicitation statement or consent revocation statement; provided, however, that (i) the Apeiron Parties shall be permitted to vote in their sole discretion with respect to any Company proposal related to an Extraordinary Transaction and (ii) in the event that either Institutional Shareholder Services Inc. or Glass Lewis & Co. LLC recommends otherwise with respect to any Company proposal (other than the election or removal of directors), the Apeiron Parties and any of their controlling or controlled Affiliates and Associates shall be permitted to vote in accordance with such recommendation.

Section 2.3    Standstill. During the Restrictive Period, without the prior written consent or authorization of the Board, each Apeiron Party shall not, and shall cause its controlling or controlled Affiliates not to, directly or indirectly (in each case, except as permitted or required by this Agreement):

(a)    acquire, offer or seek to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, syndicate or other group, through swap or hedging transactions or otherwise, any ownership, control, or any other beneficial or other ownership interest of any voting securities of the Company (other than through any broad-based index fund, exchange traded fund, benchmark fund or basket of securities), any voting rights decoupled from the underlying voting securities of the Company, or any indebtedness of the Company;

(b)    sell, assign or otherwise transfer or dispose of any shares of Common Stock, or any rights decoupled from such shares, other than in open market sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, to any Third Party that, to such Apeiron Party’s knowledge (after reasonable inquiry in connection with a private, non-open market transaction, it being understood that such knowledge shall be deemed to exist with respect to any information in documents filed with the U.S. Securities and Exchange Commission (the “SEC”)), would result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any beneficial or other ownership interest of, in the aggregate, more than 4.9% of the then-outstanding shares of Common Stock or would increase the beneficial ownership interest of any Third Party who, together with its Affiliates and Associates, has a beneficial or other ownership interest of, in the aggregate, more than 4.9% of the then-outstanding shares of Common Stock;

(c)    (i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Stockholder Meeting; (ii) initiate, knowingly encourage or participate in any solicitation of proxies in respect of any election contest or removal contest with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) initiate, knowingly encourage or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; (v) call or seek to call, or request to call of, alone or in concert with others, any Stockholder Meeting, including any “town hall meeting;” or (vi) initiate, knowingly encourage or participate in any “withhold” or similar campaign with respect to any Stockholder Meeting;

(d)    form, join or in any way participate in any group or agreement of any kind with respect to any voting securities of the Company, other than any such group or agreement that is (i) solely among the Apeiron Parties or (ii) with an Affiliate of the Apeiron Parties so long as such Affiliate agrees to be bound by the terms and conditions of this Agreement as if it were a party hereto and such group or agreement would not result in the Apeiron Parties violating Section 2.3(a);

(e)    deposit any voting securities of the Company in any voting trust or subject any voting securities of the Company to any arrangement or agreement with respect to the voting thereof, other than any such voting trust, arrangement or agreement that is (i) solely among the Apeiron Parties or (ii) with an Affiliate of the Apeiron Parties so long as such Affiliate agrees to be bound by the terms and conditions of this Agreement as if it were a party hereto and such voting trust, arrangement or agreement would not result in the Apeiron Parties violating Section 2.3(a);

(f)    seek publicly, alone or in concert with others, to amend any provision of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws;

(g)    demand an inspection of the Company’s books and records;

(h)    (i) make any public or private proposal with respect to or (ii) make any public statement or otherwise seek to encourage, advise or assist any person in so encouraging or advising with respect to: (A) any change in the composition, number or term of directors serving on the Board or the filling of any vacancies on the Board, (B) any change in the capitalization, dividend policy, or share repurchase programs or practices of the Company, (C) any other change in the Company’s management, governance, business, operations, strategy, corporate structure, affairs or policies, (D) any Extraordinary Transaction, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(i)    initiate, make or in any way participate in any Extraordinary Transaction or make any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement or disclosure regarding any such matter;

(j)    effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any (i) material acquisition of any assets or businesses of the Company or any of its subsidiaries; (ii) tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving any of the voting securities or any of the material assets or businesses of the Company or any of its subsidiaries; or (iii) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses;

(k)    publicly disclose any vote, delivery of consents or consent revocations, or failure to deliver consents or consent revocations, as applicable, against the recommendations of the Board in connection with a Stockholder Meeting;

(l)    publicly make any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement;

(m)    enter into any negotiations, agreements or understandings with any Third Party, or advise, seek to persuade, or knowingly assist or encourage any Third Party, to take any action that the Apeiron Parties are prohibited from taking pursuant to this Section 2.3; and

(n)    take any action challenging the validity or enforceability of this Section 2.3 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement;

provided, however, that (i) the restrictions in this Section 2.3 shall not prevent the Apeiron Parties from making (A) any factual statement as required to comply with any Legal Requirement (as defined below) with respect to the party from whom information is sought (so long as such request did not arise as a result of discretionary action by such Apeiron Party or its Affiliates) or (B) any private communication to the Board, the Company or any of its Representatives in a manner not intended to, and not reasonably expected to, require public disclosure of such communication by either party or their respective Representatives and (ii) the restrictions in this Section 2.3 shall not restrict the Apeiron Parties from tendering shares, receiving payment for shares or otherwise participating in any transaction on the same basis as the other stockholders of the Company or from participating in any transaction that has been approved by the Board, in each case subject to the other terms of this Agreement. In addition, the restrictions in this Section 2.3 shall not prevent the Apeiron Parties from privately communicating between or among themselves and their respective Representatives regarding any matter covered by this Agreement.

Section 2.4    Mutual Non-Disparagement. During the Restrictive Period, the Company and each Apeiron Party shall not, and shall cause their respective Representatives not to, make any public statement that constitutes an ad hominem attack on, or disparages, defames, slanders or is reasonably likely to damage the reputation of the other party, their respective subsidiaries or controlled Affiliates, or its or their respective current or former Representatives (in their capacity as such) and businesses. The restrictions in this Section 2.4 shall not (a) apply to (i) any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case to the extent required or (ii) any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations; or (b) prohibit any party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

Section 2.5    Public Filings.

(a)    No later than two Business Days following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations and including this Agreement as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the terms of this Agreement. The Company shall provide the Apeiron Parties and their Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to it being filed with the SEC and consider in good faith any comments of the Apeiron Parties and their Representatives.

(b)    No later than two Business Days following the date of this Agreement, the Apeiron Parties shall file with the SEC an amendment to their Schedule 13D in compliance with Section 13 of the Exchange Act reporting their entry into this Agreement, disclosing applicable items to conform to their obligations and including this Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Schedule 13D Amendment shall be consistent with the terms of this Agreement. The Apeiron Parties shall provide the Company and its Representatives with a reasonable opportunity to review the Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any comments of the Company and its Representatives.

(c)    Prior to the filing of the Form 8-K and the Schedule 13D Amendment, the Company and each Apeiron Party shall not, and shall cause its Affiliates and Associates not to, issue any press release or other public statement (including in any filing required under the Exchange Act) or speak with any member of the media about the subject matter of this Agreement, except as required by law, Legal Requirement or applicable stock exchange listing rules or with the prior written consent of the other party and otherwise in accordance with this Agreement.

Section 2.6    Releases.

(a)    In exchange for the valuable consideration set forth above, each Apeiron Party, on behalf of itself and the Apeiron Persons, hereby unconditionally and irrevocably releases, acquits and forever discharges each of the Company Persons of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs and expenses, of any nature whatsoever, including False Claims Act claims, Qui Tam claims, breaches of fiduciary duty, violations of securities laws and regulations, derivative stockholder claims, private attorney general claims, known or unknown, fixed or contingent, liquidated or unliquidated, direct or indirect, from the beginning of time to the date of this Agreement; provided, however, that the foregoing release shall not release (i) any rights or duties of the Company under this Agreement or (ii) any claims or causes of action that any Apeiron Party may have for the breach or enforcement of any provision of this Agreement.

(b)    In exchange for the valuable consideration set forth above, the Company, on behalf of itself and the Company Persons, hereby unconditionally and irrevocably releases, acquits and forever discharges each of the Apeiron Persons of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs and expenses, of any nature whatsoever, known or unknown, fixed or contingent, liquidated or unliquidated, direct or indirect, from the beginning of time to the date of this Agreement; provided, however, that the foregoing release shall not release (i) any rights or duties of any Apeiron Party under this Agreement or (ii) any claims or causes of action that the Company may have for the breach or enforcement of any provision of this Agreement.

(c)    The Company and each Apeiron Party represents and warrants that such party has not heretofore transferred or assigned, or purported to transfer or assign, to any person any claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys’ fees, liabilities or indemnities herein released. The Company and each Apeiron Party represents and warrants that neither such party nor any assignee of such party has filed any lawsuit or other action against the other party that is currently pending.

(d)    The Company and each Apeiron Party waives any and all rights (to the extent permitted by state law, federal law, principles of common law or any other law) that may have the effect of limiting the releases in this Section 2.6. Without limiting the generality of the foregoing, the Company and each Apeiron Party acknowledges that there is a risk that the damages and costs that such party believes such party has suffered or will suffer may turn out to be other than or greater than those now known, suspected or believed to be true. Facts on which the Company and each Apeiron Party has been relying in entering into this Agreement may later turn out to be other than or different from those now known, suspected or believed to be true. The Company and each Apeiron Party acknowledges that in entering into this Agreement, such party has expressed that such party agrees to accept the risk of any such possible unknown damages, claims, facts, demands, actions and causes of action. The Company and each Apeiron Party acknowledges and agrees that the releases and covenants provided for in this Section 2.6 are binding, unconditional and final as of the date hereof. Neither the execution nor delivery of this Agreement, nor compliance with its terms, shall constitute an admission of any fault or liability on the part of any Apeiron Persons or Company Persons. None of the Apeiron Persons or the Company Persons admit liability of any sort and, in fact, all parties expressly deny any liability.

Section 2.7    No Litigation. During the Restrictive Period, the Company and each Apeiron Party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives (in their capacities as such) to, directly or indirectly, alone or in concert with others, threaten, institute, solicit, join, or knowingly encourage or assist in any lawsuit, claim or proceeding before any court or government agency (each, a “Legal Proceeding”) against the other party or any of its Representatives, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement and (b) counterclaims with respect to any Legal Proceeding initiated by, or on behalf of any Apeiron Party or the Company, as applicable, or its Affiliates against the other party or its Affiliates; provided, however, that the foregoing shall not prevent any party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the request or encouragement of such party or any of its Representatives; provided, further, that in the event any party or any of its Representatives receives such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other party (except where such notice would be legally prohibited or not practicable).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE APEIRON PARTIES

Each Apeiron Party hereby, jointly and severally with respect to each of the other Apeiron Parties, makes the following representations and warranties to the Company:

Section 3.1    Existence; Authority. Each Apeiron Party that is not a natural person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Apeiron Party has all requisite competence, power and authority to execute and deliver this Agreement, to perform its or his obligations hereunder and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

Section 3.2    Enforceability. This Agreement has been duly and validly executed and delivered by each Apeiron Party and, assuming due and valid authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding agreement of each Apeiron Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally (including fraudulent conveyance laws) and by general principles of equity, regardless of whether considered in a Legal Proceeding in equity or at law.

Section 3.3    Ownership. Each Seller is the beneficial owner of the Purchased Shares set forth opposite from such Seller’s name under the heading “Number of Purchased Shares” on Schedule I hereto, free and clear of any and all Liens. Each Seller has full power and authority to transfer full legal ownership of its respective Purchased Shares to the Company, and none of the Apeiron Parties is required to obtain the approval of any other person or governmental or regulatory authority or organization to effect the sale of the Purchased Shares. Except for this Agreement, there are no outstanding rights, options, warrants, conversion rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate any Seller to sell any shares of Common Stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The entire direct or indirect beneficial ownership of the Apeiron Parties in the Company is 4,454,248 shares of Common Stock, and the Apeiron Parties do not have, alone or shared with any other persons, any right to acquire or otherwise control the voting or disposition of any other equity securities or indebtedness of the Company.

Section 3.4    Good Title Conveyed. The stock certificates and stock powers, if any, executed and delivered by, or DWAC transfer in lieu of such stock certificates made by, the Sellers at the Closing will be valid and binding obligations of such Seller, enforceable in accordance with their respective terms, and vest in the Company good, valid and marketable title to all Purchased Shares of the Seller, free and clear of any and all Liens.

Section 3.5    No Conflict. The execution and delivery of this Agreement by each Apeiron Party, the performance by each Apeiron Party of its or his obligations hereunder, the compliance by each Apeiron Party with all of the provisions hereof, and the consummation by each Apeiron Party of the transactions described herein (a) shall not conflict with, or result in a breach or violation of, or default under, any contract to which such Apeiron Party is a party, (b) if such member is an entity, shall not result in any violation or breach of any provision of the organizational documents of such Apeiron Party and (c) shall not conflict with or result in any violation of any law applicable to such Apeiron Party or any of such Apeiron Party’s properties or assets, except with respect to each of (a) and (c), such conflicts, breaches, violations or defaults as would not reasonably be expected to materially and adversely affect the ability of such Apeiron Party to perform its or his obligations under this Agreement.

Section 3.6    Absence of Litigation. There is no Legal Proceeding pending or, to the knowledge of any Apeiron Party, threatened against any Apeiron Party that could impair the ability of such Apeiron Party to perform its or his obligations hereunder or to consummate the transactions contemplated hereby to which it or he is a party, except with respect to such Legal Proceeding as would not reasonably be expected to materially and adversely affect the ability of such Apeiron Party to perform its or his obligations under this Agreement.

Section 3.7    Consents and Approvals. No consent, approval, order, authorization, registration or qualification of or with any governmental or regulatory authority or organization having jurisdiction over any Apeiron Party is required in connection with the execution, delivery and performance by such Apeiron Party of this Agreement or the consummation by such Apeiron Party of any transactions contemplated hereby to which such Apeiron Party is a party.

Section 3.8    Certain Relationships. Cambrian BioPharma, Inc. is not a controlled Affiliate (as such term is defined in Section 5.3 without giving effect to the first proviso thereto) of any Apeiron Party, and no Apeiron Party has any right to acquire control of Cambrian BioPharma, Inc.

Section 3.9    Other Acknowledgments.

(a)    Each Seller hereby represents, warrants and acknowledges that it or he is a sophisticated investor and that it or he knows that the Company may have material non-public information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to such Seller’s decision to sell the Purchased Shares or otherwise materially adverse to such Seller’s interests. Each Seller acknowledges and agrees that the Company shall have no obligation to disclose to it or him any such information and hereby waives and releases, to the fullest extent permitted by applicable law, any and all claims and causes of action it or he has or may have against Company and its Affiliates, and its or their officers, partners, directors, employees, agents and Representatives based upon, relating to or arising out of nondisclosure of such information or the sale of the Purchased Shares hereunder.

(b)    Each Seller further represents that it or he has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Purchased Shares and has, independently and without reliance upon the Company, made its or his own analysis and decision to sell the Purchased Shares. Each Seller has received and otherwise obtained all the information it considers necessary or appropriate for deciding whether to dispose of its Purchased Sales. Each Seller understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Seller in connection with the sale of the Purchased Shares constitutes legal, regulatory, tax, or investment advice, and none of the Sellers is relying on the Company (or any agent or Representative thereof) regarding any legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the sale of the Purchased Shares. Each Seller has carefully considered and, to the extent it or he believes such discussion is necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the sale of the Purchased Shares. Each Seller acknowledges that none of the Company or any of its stockholders, directors, officers, subsidiaries or Affiliates has made or makes any representations or warranties, whether express or implied, of any kind except as expressly set forth in this Agreement.

(c)    Each Seller is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended. The sale of the Purchased Shares by the Sellers (i) was privately negotiated in an independent transaction and (ii) does not violate any rules or regulations applicable to the Sellers.

(d)    The Company is relying on the representations, warranties and acknowledgments made by each Apeiron Party in this Article III, and the Company would not have entered into this Agreement in the absence of such representations, warranties and acknowledgments.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Apeiron Parties:

Section 4.1    Existence; Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement.

Section 4.2    Enforceability. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by the Apeiron Parties, this Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally (including fraudulent conveyance laws) and by general principles of equity, regardless of whether considered in a Legal Proceeding in equity or at law.

Section 4.3    Absence of Litigation. As of the date hereof, other than as described in the Company’s public filings with the SEC, there is no Legal Proceeding pending or, to the knowledge of the Company, threatened against the Company that could impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby, except with respect to such Legal Proceeding as would not reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

Section 4.4    No Conflict. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, the compliance by the Company with all of the provisions hereof, and the consummation by the Company of the transactions described herein (a) shall not conflict with, or result in a breach or violation of, or default under, any contract to which the Company is a party, (b) shall not result in any violation or breach of any provision of the organizational documents of the Company and (c) shall not conflict with or result in any violation of any law applicable to the Company or any of its properties or assets, except with respect to each of (a) and (c), such conflicts, breaches, violations or defaults as would not reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

Section 4.5    Consents and Approvals. No consent, approval, order, authorization, registration or qualification of or with any governmental or regulatory authority or organization having jurisdiction over the Company is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any transactions contemplated hereby to which it is a party.

Section 4.6    Reliance. The Apeiron Parties are relying on the representations and warranties made by the Company in this Article IV, and the Apeiron Parties would not have entered into this Agreement in the absence of such representations and warranties.

ARTICLE V

MISCELLANEOUS

Section 5.1    Termination and Survival.

(a)    Each of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing in accordance with the specific terms hereof. Unless otherwise mutually agreed to in writing by each party, this Agreement shall terminate upon the end of the Restrictive Period. The “Restrictive Period” shall begin upon the execution and delivery of this Agreement and shall end upon the earlier of (x) four years from the date hereof and (y) the date that is thirty days prior to the deadline for delivery of notice for the nomination of director candidates for election to the Board at the Company’s 2027 Annual Meeting of Stockholders. Notwithstanding anything to the contrary in this Agreement:

(i)    the obligations of the Apeiron Parties pursuant to Section 2.2, Section 2.3, Section 2.4, Section 2.5(c), and Section 2.7 shall terminate in the event that the Company materially breaches its obligations to the Apeiron Parties pursuant to Section 1.3(b), Section 2.4, Section 2.5(c), or Section 2.7, or the representations and warranties in Article IV of this Agreement and such breach (if capable of being cured) has not been cured within ten calendar days following written notice of such breach from any Apeiron Party, or, if impossible to cure within ten calendar days, the Company has not taken substantive action to correct within ten calendar days following written notice of such breach from any Apeiron Party; provided, however, that the obligations of the Apeiron Parties pursuant to Section 2.7 shall terminate immediately in the event that the Company materially breaches its obligations to the Apeiron Parties under Section 2.7; and

(ii)    the obligations of the Company to the Apeiron Parties pursuant to Section 2.4, Section 2.5(c), and Section 2.7 shall terminate in the event that any Apeiron Party materially breaches its obligations in Section 1.3(b), Section 2.2, Section 2.3, Section 2.4, Section 2.5(c) or Section 2.7 or the representations and warranties in Article III of this Agreement and such breach (if capable of being cured) has not been cured within ten calendar days following written notice of such breach, or, if impossible to cure within ten calendar days, the Apeiron Parties have not taken substantive action to correct within ten calendar days following written notice of such breach from the Company; provided, however, that the obligations of the Company to the Apeiron Parties pursuant to Section 2.7 shall terminate immediately in the event that any Apeiron Party materially breaches its obligations under Section 2.7.

(b)    If this Agreement is terminated in accordance with this Section 5.1, this Agreement shall forthwith become null and void, but no termination shall relieve any party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, Article I and Section 2.6 shall survive the termination of this Agreement.

(c)    Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement. Each representation, warranty, covenant and agreement contained in this Agreement is independent of each other representation, warranty, covenant and agreement contained in this Agreement. Except as expressly set forth in this Agreement, no party has made any representation, warranty, covenant or agreement and the parties expressly disclaim reliance on any extra contractual statement or omissions.

Section 5.2    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, email or mail (registered or certified, postage prepaid, return receipt requested) to the respective parties hereto addressed as follows:

If to the Company:

Sensei Biotherapeutics, Inc.

1405 Research Boulevard, Suite 125

Rockville, Maryland

Attn: Christopher W. Gerry

Email: LegalNotices@senseibio.com

With a copy to (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attn:	Kai H. E. Liekefett
Leonard Wood
Email:	kliekefett@sidley.com lwood@sidley.com

If to any Apeiron Party:

c/o Apeiron Investment Group Ltd.

Beatrice, at 66 & 67 Amery Street

SLM1707, Sliema, Malta

Attn:	Julien Hoefer,
Managing Director
Email:	julien.hoefer@apeiron-investments.com

With a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attn: Kenneth Mantel

Email: kmantel@olshanlaw.com

Section 5.3    Certain Definitions. As used in this Agreement: (a) the terms “Affiliate” and “Associate” (and any plurals thereof) shall have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any during the Restrictive Period become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or the Apeiron Parties, as applicable, and the terms “Affiliate” and “Associate” shall not include, with respect to the Apeiron Parties, any portfolio company (as such term is understood in the private equity industry) of any of the Apeiron Parties or their Affiliates or Associates so long as (i) since the date hereof, no Apeiron Party or any Representative thereof has had a substantive discussion about the Company or its business with such portfolio company or its Representatives or provided such portfolio company or its Representatives with information concerning the Company or its business (except for information that has been published or disclosed by the Company) and (ii) such portfolio company is not acting at the request of, under an agreement or in coordination with, on behalf of or at the direction of any Apeiron Party or any Representative thereof with respect to the Company; provided, further, that, for purposes of this Agreement, none of the Apeiron Parties shall be Affiliates or Associates of the Company and the Company shall not be an Affiliate or Associate of any of the Apeiron Parties; (b) the term “Apeiron Persons” shall mean each Apeiron Party and their respective former and current principals (in their capacities as such), former and current employees (in their capacities as such), former and current partners (in their capacities as such), heirs, estates, trustees, beneficiaries, successors, assigns, insurers and Representatives (in their capacities as such); (c) the terms “beneficial ownership” or “beneficially owned” shall have the meanings set forth in Rule 13d-3 under the Exchange Act; (d) the term “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law; (e) the term “Company Persons” shall mean the Company and its predecessors, successors, former and current officers (in their capacities as such), former and current directors (in their capacities as such), former and current employees (in their capacities as such), stockholders (in their capacities as such), insurers, assigns and Representatives (in their capacities as such); (f) the term “Extraordinary Transaction” shall mean any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other transaction with a third party that, in each case, results in a change in control of the Company or the sale of all or substantially all of its assets; (g) the term “Representatives” shall mean: (i) a person’s Affiliates and Associates and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, financial, legal or other advisors, insurance carriers, agents and other representatives, in each case with respect to this clause (ii), acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates; (h) the term “Stockholder Meeting” shall mean each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof; (i) the term “Third Party” shall refer to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to either party; and (j) the Company, on the one hand, and the Apeiron Parties, on the other hand, are each referred to herein individually as a “party” and collectively as “parties.” In this Agreement, unless a clear contrary intention appears, (A) the word “including” (in its various forms) means “including, without limitation;” (B) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (C) the word “or” is not exclusive; (D) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (E) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

Section 5.4    Specific Performance. The Company, on the one hand, and each of the Apeiron Parties, on the other hand, acknowledge and agree that the other would be irreparably injured by a breach of this Agreement and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement. Accordingly, the parties agree to the granting of specific performance of this Agreement and injunctive or other equitable relief as a remedy for any such breach or threatened breach, without proof of actual damages, and further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

Section 5.5    Affiliates and Associates. The Company and each Apeiron Party shall cause its controlled Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. A breach of this Agreement by a controlled Affiliate or Associate of a party, if such controlled Affiliate or Associate is not a party to this Agreement, shall be deemed to occur if such controlled Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or Associate was a party to this Agreement.

Section 5.6    Expenses. On the Closing Date, the Company shall reimburse the Apeiron Parties up to $750,000 for the documented expenses they have incurred arising from or related to the subject matter of this Agreement (including legal, financial and other advisor fees incurred in connection with the negotiation and entry into this Agreement, the preparation and delivery of their nomination notice and other matters related thereto), which shall be paid as directed by the Apeiron Parties.

Section 5.7    Waiver. Any waiver of any term or condition of this Agreement must be in writing and signed by the party to be charged. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

Section 5.8    Severability. If any term, provision, covenant or restriction of this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

Section 5.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that this Agreement (and any of the rights, interests or obligations of any party hereunder) may not be assigned by any party without the prior written consent of the other parties hereto. Any purported assignment of a party’s rights under this Agreement in violation of the preceding sentence shall be null and void.

Section 5.10    Entire Agreement; No Third Party Beneficiaries; Amendments. This Agreement (including any Schedules hereto) and the letter agreement entered into between the Company and certain of the parties hereto dated as of May 2, 2023 constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective permitted successors or assigns.

Section 5.11    Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.12    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its choice of law principles to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 5.13    Submission to Jurisdiction; Waiver of Jury Trial. Each party hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, in any Legal Proceeding with respect to the subject matter of this Agreement, including the negotiation, execution or performance of this Agreement, and agrees that all claims in respect of any such Legal Proceeding shall be heard and determined in any such court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Legal Proceeding with respect to the subject matter of this Agreement or the negotiation, execution or performance of this Agreement in any such court, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such Legal Proceeding in any such court and (d) agrees that a final non-appealable judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 5.14    Counterparts; Facsimile. This Agreement may be executed in counterparts, including by facsimile or PDF electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

Section 5.15    Further Assurances. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to execute such additional documents, to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.16    Interpretation. Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

COMPANY

SENSEI BIOTHERAPEUTICS, INC.

By:	/s/ John Celebi
Name: John Celebi Title: President and Chief Executive Officer

[Signature Page to Purchase Agreement]

APEIRON PARTIES

PRESIGHT SENSEI CO-INVEST FUND, L.P.

By: Presight Sensei Co-Invest Management, L.L.C., its general partner

By: Apeiron Investment Group Ltd., its managing member

By:	/s/ Julien Hoefer
Name: Julien Hoefer Title: Managing Director

PRESIGHT SENSEI CO-INVEST MANAGEMENT, L.L.C.

By: Apeiron Investment Group Ltd., its managing member

By:	/s/ Julien Hoefer
Name: Julien Hoefer Title: Managing Director

APEIRON INVESTMENT GROUP LTD.

By:	/s/ Julien Hoefer
Name: Julien Hoefer Title: Managing Director

CHRISTIAN ANGERMAYER
/s/ Christian Angermayers

APEIRON SICAV LTD. - PRESIGHT CAPITAL FUND ONE

By:	/s/ Heinz Daxl
Name: Heinz Daxl Title: Director

ALTARIUS ASSET MANAGEMENT LTD.

By:	/s/ Heinz Daxl
Name: Heinz Daxl Title: Director

[Signature Page to Purchase Agreement]

Schedule I

PURCHASED SHARES

Apeiron Party	Number of Purchased Shares
Presight Sensei Co-Invest Fund, L.P.	955,738

Apeiron Investment Group Ltd.	2,485,923

Apeiron SICAV Ltd. - Presight Capital Fund ONE	1,012,587